Exhibit 99.1

For Immediate Release December 17, 2024	Media Contact: PfizerMediaRelations@Pfizer.com +1 (212) 733-1226 Investor Contact: IR@Pfizer.com +1 (212) 733-4848
Pfizer Provides Full-Year 2025 Guidance and Reaffirms Full-Year 2024 Guidance
▪Full-Year 2025 Revenue Guidance(1) Range of $61.0 to $64.0 Billion
▪Full-Year 2025 Adjusted(2) Diluted EPS Guidance Range of $2.80 to $3.00
▪Expect Full-Year 2025 Adjusted(2) Diluted EPS Operational(3) Growth of 10% to 18% from the Midpoint of 2024 Guidance After Adjusting for 2024 Non-Recurring Items(4)
▪Achieved Goal of $4.0 Billion in Net Cost Savings Through 2024 and Anticipate an Additional $500 Million in Savings in 2025 from Ongoing Cost Realignment Program
▪First Phase of Manufacturing Optimization Program On Track to Deliver Initial Net Cost Savings in the Latter Part of 2025, Toward Goal of Improving Gross Margin Performance
NEW YORK, December 17, 2024 — Pfizer Inc. (NYSE:PFE) today provided its full-year 2025 guidance(1) and reaffirmed its October 29, 2024 full-year 2024 guidance(1). The accompanying presentation can be found at www.pfizer.com/investors.
Full-Year 2025 Revenue Guidance(1)
Pfizer anticipates full-year 2025 revenues to be in the range of $61.0 to $64.0 billion, which includes the expectation of revenues from our COVID-19 products in 2025 being largely consistent with 2024 after excluding approximately $1.2 billion of non-recurring revenue for Paxlovid in 2024. Pfizer expects full-year 2025 operational(3) revenue growth, year-over-year, in a range of approximately flat to 5% from the midpoint of 2024 baseline guidance(4), which excludes 2024 non-recurring items(4).
2025 Revenue guidance takes into consideration the anticipated net unfavorable impact to revenue of approximately $1 billion, year-over-year, related to the Inflation Reduction Act (IRA) Part D Redesign changes that take effect in 2025. The IRA makes significant changes to the Medicare Part D benefit design, which will impact Pfizer revenue in 2025, including: an expected favorable impact from the $2,000 annual out-of-pocket cap and new Prescription Payment Plan, more than offset by an expected unfavorable impact from the sunsetting of the Coverage Gap Discount Program and the addition of new manufacturer discounts in the initial and catastrophic coverage phases.

Full-Year 2025 Adjusted(2) SI&A and Adjusted(2) R&D Guidance(1)
Pfizer anticipates full-year 2025 Adjusted(2) SI&A expenses to be in the range of $13.3 to $14.3 billion and full-year 2025 Adjusted(2) R&D expenses to be in the range of $10.7 to $11.7 billion. Consequently, total 2025 Adjusted(2) SI&A and R&D expenses are expected to be in the range of $24.0 to $26.0 billion. This range reflects approximately $4.0 billion in net operating expense savings from our cost realignment program achieved through the end of 2024 and anticipates an additional $500 million of savings in 2025.
Full-Year 2025 Adjusted(2) Diluted EPS Guidance(1)
Pfizer anticipates full-year 2025 Adjusted(2) diluted EPS to be in a range of $2.80 to $3.00, reflecting expected operational(3) growth of 10% to 18%, year-over-year, from the midpoint of our 2024 baseline guidance(4), which excludes 2024 non-recurring items(4). 2025 Adjusted(2) diluted EPS guidance primarily reflects our expected revenues, anticipated operating margin improvement from continued cost management, and the non-recurrence of the following items that are expected to favorably impact 2024 Adjusted(2) diluted EPS by approximately $0.30:
•During 2024, Pfizer recognized Paxlovid revenue of $1.2 billion from two one-time items: $771 million from a U.S. Government revenue credit true-up and $442 million from the fulfillment of our obligated delivery of one million treatment courses to the U.S. Strategic National Stockpile;
•With the reduction of our Haleon ownership percentage in the fourth quarter of 2024, Haleon equity method income will no longer be included in Adjusted(2) earnings in 2025; and
•Our 2024 tax rate on adjusted income was favorably impacted by the timing of Pillar 2 and, to a lesser extent, audit settlements.

A comparison of Pfizer’s 2024 Financial Guidance to its 2025 Financial Guidance(1) is presented below.

	2024 Guidance(1) (as of December 17, 2024)	2024 Non-Recurring Items(4)	2024 Guidance(4) (Baseline excluding non-recurring items)	2025 Financial Guidance(1)
Revenues ($ in billions)	$61.0 – $64.0	~($1.2)	$59.8 – $62.8	$61.0 – $64.0
Adjusted(2) SI&A Expenses ($ in billions)	$13.8 – $14.8			$13.3 – $14.3
Adjusted(2) R&D Expenses ($ in billions)	$11.0 – $12.0			$10.7 – $11.7
Effective Tax Rate on Adjusted(2) Income	~13%			~15%
Adjusted(2) Diluted EPS	$2.75 – $2.95	~($0.30)	$2.45 – $2.65	$2.80 – $3.00
Pfizer’s expected 2025 operational(3) revenue and Adjusted(2) diluted EPS growth, year-over-year, versus its 2024 baseline guidance(4) midpoint is presented below.

	2024 Guidance(4) (Baseline excluding non-recurring items)	2025 Financial Guidance(1)	Operational Growth(5)
Revenues ($ in billions)	$59.8 – $62.8 (midpoint $61.3)	$61.0 – $64.0	~ flat to ~ 5%
Adjusted(2) Diluted EPS	$2.45 – $2.65 (midpoint $2.55)	$2.80 – $3.00	~ 10% to ~ 18%
Financial guidance for Adjusted(2) diluted EPS is calculated using approximately 5.74 billion weighted average shares outstanding, and assumes no share repurchases in 2024 or 2025.
Executive Commentary
Dr. Albert Bourla, Pfizer Chairman and Chief Executive Officer, stated: “Pfizer is in a strong position to continue making a positive impact for patients and delivering on our financial commitments in 2025. Our team will build on a year of disciplined execution in 2024 and our product portfolio remains strong.
“We also expect to continue improving our operating margins with focused financial discipline. We’ve been successful in delivering on our goal of $4 billion in net operating expense savings through 2024 from our cost realignment program, with an additional $500 million still expected to come in 2025. Additionally, in support of our ongoing efforts to improve gross margin performance, we will work to make additional progress with our Manufacturing Optimization Program in the coming year.
“As we look forward, we are confident in our future. With our clear strategic roadmap, a robust pipeline of potential innovative medicines and vaccines and a talented team laser-focused on execution, we believe we are on course to deliver significant shareholder value.”
Pfizer intends to provide additional commentary in an analyst webcast scheduled for 8:30 a.m. EST, Tuesday, December 17, 2024; details can be found at www.investors.pfizer.com.

(1)Pfizer does not provide guidance for U.S. generally accepted accounting principles (GAAP) Reported financial measures (other than revenues) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP Reported financial measures on a forward-looking basis because it is unable to predict with reasonable certainty the ultimate outcome of unusual gains and losses, certain acquisition-related expenses, gains and losses from equity securities, actuarial gains and losses from pension and postretirement plan remeasurements, potential future asset impairments and pending litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP Reported results for the guidance period.
Financial guidance for full-year 2025 reflects the following:
•Does not assume the completion of any business development transactions not completed as of December 16, 2024.
•Reflects an anticipated negative revenue impact of approximately $0.6 billion due to recent and expected generic and biosimilar competition for certain products that have recently lost patent or regulatory protection or that are anticipated to lose patent or regulatory protection.
•Exchange rates assumed are actual rates at mid-November 2024.
•Guidance for Adjusted(2) diluted EPS assumes diluted weighted-average shares outstanding of approximately 5.74 billion shares, and assumes no share repurchases in 2025.
Our reaffirmed financial guidance for full-year 2024 reflects assumptions that are consistent with those outlined in Note (1) within Pfizer’s Q3-24 Earnings Release.
(2)Adjusted income and Adjusted diluted earnings per share (EPS) are defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders and U.S. GAAP diluted EPS attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations, and certain significant items. Adjusted income and its components and Adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS(6), have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. See the Non-GAAP Financial Measure: Adjusted Income section of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Pfizer’s 2023 Annual Report on Form 10-K for a definition of each component of Adjusted income as well as other relevant information.
(3)References to operational variances in this press release pertain to period-over-period changes that exclude the impact of foreign exchange rates. Although exchange rate changes are part of Pfizer’s business, they are not within Pfizer’s control and because they can mask positive or negative trends in the business, Pfizer believes presenting operational variances excluding these foreign exchange changes provides useful information to evaluate Pfizer’s results.

(4)Pfizer reaffirms 2024 Guidance (last updated on October 29, 2024) as of the publication of this December 17, 2024 press release. Within this press release and other related materials, all references to Pfizer’s 2024 baseline guidance indicates our 2024 Guidance excluding 2024 non-recurring items. Our 2024 baseline Revenue guidance range excludes $1.2 billion in non-recurring 2024 Paxlovid revenues, and our baseline Adjusted(2) diluted EPS guidance range excludes an anticipated favorable impact in 2024 of approximately $0.30 from non-recurring items, as outlined under the ‘Full-Year 2025 Adjusted(2) Diluted EPS Guidance’ section of this press release.
(5)Expected operational growth percentage, on a year-over-year basis, represents lower and upper end of the 2025 guidance range versus the midpoint of the 2024 baseline guidance range.
(6)Revenues is defined as revenues in accordance with U.S. GAAP. Reported net income and its components are defined as net income attributable to Pfizer Inc. common shareholders and its components in accordance with U.S. GAAP. Reported diluted EPS is defined as diluted EPS attributable to Pfizer Inc. common shareholders in accordance with U.S. GAAP.
DISCLOSURE NOTICE: The information contained in this press release is as of December 17, 2024. Pfizer assumes no obligation to update forward-looking statements contained in this release or the webcast as the result of new information or future events or developments.
This press release and the webcast contain or may contain forward-looking information about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; reorganizations; business plans, strategy, goals and prospects; expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, clinical trial results and other developing data, revenue contribution and projections, potential pricing and reimbursement, potential market dynamics, including demand, market size and utilization rates and growth, performance, timing of exclusivity and potential benefits; strategic reviews; capital allocation objectives; an enterprise-wide cost realignment program, which we launched in October 2023 (including anticipated costs, savings and potential benefits); a Manufacturing Optimization Program to reduce our cost of goods sold, which we announced in May 2024 (including anticipated costs, savings and potential benefits); dividends and share repurchases; plans for and prospects of our acquisitions, dispositions and other business development activities, including our December 2023 acquisition of Seagen, and our ability to successfully capitalize on growth opportunities and prospects; manufacturing and product supply; our ongoing efforts to respond to COVID-19, including our plans and expectations regarding Comirnaty and our oral COVID-19 treatment (Paxlovid); our expectations regarding the impact of COVID-19 on our business, operations and financial results; and our Environmental, Social and Governance (ESG) priorities, strategies and goals. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions and we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Pfizer’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.
Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following:
Risks Related to Our Business, Industry and Operations, and Business Development:
•the outcome of research and development (R&D) activities, including the ability to meet anticipated pre-clinical or clinical endpoints, commencement and/or completion dates for our pre-clinical or clinical trials, regulatory submission dates, and/or regulatory approval and/or launch dates; the possibility of unfavorable pre-clinical and clinical trial results, including the possibility of unfavorable new pre-clinical or clinical data and further analyses of existing pre-clinical or clinical data; risks associated with preliminary, early stage or interim data; the risk that pre-clinical and clinical trial data are subject to differing interpretations and assessments, including during the peer review/publication process, in the scientific community generally, and by regulatory authorities; whether and when additional data from our pipeline programs will be published in scientific journal publications and, if so, when and with what modifications and interpretations; and uncertainties regarding the future development of our product candidates, including whether or when our product candidates will advance to future studies or phases of development or whether or when regulatory applications may be filed for any of our product candidates;
•our ability to successfully address comments received from regulatory authorities such as the U.S. Food and Drug Administration or the European Medicines Agency, or obtain approval for new products and indications from regulators on a timely basis or at all;
•regulatory decisions impacting labeling, including the scope of indicated patient populations, product dosage, manufacturing processes, safety and/or other matters, including decisions relating to emerging developments regarding potential product impurities; uncertainties regarding the ability to obtain, and the scope of, recommendations by technical or advisory committees; and the timing of, and ability to obtain, pricing approvals and product launches, all of which could impact the availability or commercial potential of our products and product candidates;
•claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates, including claims and concerns that may arise from the conduct or outcome of post-approval clinical trials, pharmacovigilance or Risk Evaluation and Mitigation Strategies, which could impact marketing approval, product labeling, and/or availability or commercial potential;
•the success and impact of external business development activities, such as the December 2023 acquisition of Seagen, including the ability to identify and execute on potential business development opportunities; the ability to satisfy the conditions to closing of announced transactions in the anticipated time frame or at all; the ability to realize the anticipated benefits of any such transactions in the anticipated time frame or at all; the potential need for and impact of additional equity or debt financing to pursue these opportunities, which has in the past and could in the future result in increased leverage and/or a downgrade of our credit ratings and could limit our ability to obtain future financing; challenges integrating the businesses and operations; disruption to business and operations relationships; risks related to growing revenues for certain acquired or partnered products; significant transaction costs; and unknown liabilities;
•competition, including from new product entrants, in-line branded products, generic products, private label products, biosimilars and product candidates that treat or prevent diseases and conditions similar to those treated or intended to be prevented by our in-line products and product candidates;
•the ability to successfully market both new and existing products, including biosimilars;
•difficulties or delays in manufacturing, sales or marketing; supply disruptions, shortages or stock-outs at our facilities or third-party facilities that we rely on; and legal or regulatory actions;
•the impact of public health outbreaks, epidemics or pandemics (such as COVID-19) on our business, operations and financial condition and results, including impacts on our employees, manufacturing, supply chain, sales and marketing, R&D and clinical trials;
•risks and uncertainties related to our efforts to continue to develop and commercialize Comirnaty and Paxlovid or any potential future COVID-19 vaccines, treatments or combinations, as well as challenges related to their manufacturing, supply and distribution, including, among others, the risk that as the market for COVID-19 products continues to become more endemic and seasonal, demand for our COVID-19 products has and may continue to be reduced or not meet expectations, or may no longer exist, which has and may continue to lead to reduced revenues, excess inventory on-hand and/or in the channel which, for Paxlovid and Comirnaty, resulted in significant inventory write-offs in 2023 and could continue to result in inventory write-offs, or other unanticipated charges; risks related to our ability to develop and commercialize variant adapted vaccines; uncertainties related to the public’s adherence to vaccines, boosters, treatments or combinations; risks related to our ability to accurately predict or achieve our revenue forecasts for Comirnaty and Paxlovid or any potential future COVID-19 vaccines or treatments; and potential third-party royalties or other claims related to Comirnaty or Paxlovid;

•trends toward managed care and healthcare cost containment, and our ability to obtain or maintain timely or adequate pricing or favorable formulary placement for our products;
•interest rate and foreign currency exchange rate fluctuations, including the impact of currency devaluations and monetary policy actions in countries experiencing high inflation or deflation rates;
•any significant issues involving our largest wholesale distributors or government customers, which account for a substantial portion of our revenues;
•the impact of the increased presence of counterfeit medicines, vaccines or other products in the pharmaceutical supply chain;
•any significant issues related to the outsourcing of certain operational and staff functions to third parties;
•any significant issues related to our JVs and other third-party business arrangements, including modifications or disputes related to supply agreements or other contracts with customers including governments or other payors;
•uncertainties related to general economic, political, business, industry, regulatory and market conditions including, without limitation, uncertainties related to the impact on us, our customers, suppliers and lenders and counterparties to our foreign-exchange and interest-rate agreements of challenging global economic conditions, such as inflation or interest rate fluctuations, and recent and possible future changes in global financial markets;
•the exposure of our operations globally to possible capital and exchange controls, economic conditions, expropriation, sanctions and/or other restrictive government actions, changes in intellectual property legal protections and remedies, unstable governments and legal systems and inter-governmental disputes;
•the impact of disruptions related to climate change and natural disasters;
•any changes in business, political and economic conditions due to actual or threatened terrorist activity, geopolitical instability, political or civil unrest or military action, including the ongoing conflicts between Russia and Ukraine and in the Middle East and the resulting economic or other consequences;
•the impact of product recalls, withdrawals and other unusual items, including uncertainties related to regulator-directed risk evaluations and assessments, such as our ongoing evaluation of our product portfolio for the potential presence or formation of nitrosamines, and our voluntary withdrawal of all lots of Oxbryta in all markets where it is approved and any potential regulatory or other impact on other sickle cell disease assets;
•trade buying patterns;
•the risk of an impairment charge related to our intangible assets, goodwill or equity-method investments;
•the impact of, and risks and uncertainties related to, restructurings and internal reorganizations, as well as any other corporate strategic initiatives and growth strategies, and cost-reduction and productivity initiatives, including any potential future phases, each of which requires upfront costs but may fail to yield anticipated benefits and may result in unexpected costs, organizational disruption, adverse effects on employee morale, retention issues or other unintended consequences;
•the ability to successfully achieve our climate goals and progress our environmental sustainability and other ESG priorities;
Risks Related to Government Regulation and Legal Proceedings:
•the impact of any U.S. healthcare reform or legislation or any significant spending reduction or cost control efforts affecting Medicare, Medicaid or other publicly funded or subsidized health programs, including the Inflation Reduction Act of 2022, or changes in the tax treatment of employer-sponsored health insurance that may be implemented;
•U.S. federal or state legislation or regulatory action and/or policy efforts affecting, among other things, pharmaceutical product pricing, intellectual property, reimbursement or access or restrictions on U.S. direct-to-consumer advertising; limitations on interactions with healthcare professionals and other industry stakeholders; as well as pricing pressures for our products as a result of highly competitive biopharmaceutical markets;
•legislation or regulatory action in markets outside of the U.S., such as China or Europe, including, without limitation, laws related to pharmaceutical product pricing, intellectual property, medical regulation, environmental protections, reimbursement or access, including, in particular, continued government-mandated reductions in prices and access restrictions for certain biopharmaceutical products to control costs in those markets;
•legal defense costs, insurance expenses, settlement costs and contingencies, including without limitation, those related to legal proceedings and actual or alleged environmental contamination;
•the risk and impact of an adverse decision or settlement and risk related to the adequacy of reserves related to legal proceedings;
•the risk and impact of tax related litigation and investigations;
•governmental laws and regulations affecting our operations, including, without limitation, the Inflation Reduction Act of 2022, changes in laws and regulations or their interpretation, including, among others, changes in tax laws and regulations internationally and in the U.S., the adoption of global minimum taxation requirements outside the U.S. generally effective in most jurisdictions since January 1, 2024, and potential changes to existing tax laws, tariffs, or changes to other laws and regulations proposed by the U.S. presidential administration;
Risks Related to Intellectual Property, Technology and Security:
•any significant breakdown or interruption of our information technology systems and infrastructure (including cloud services);
•any business disruption, theft of confidential or proprietary information, security threats on facilities or infrastructure, extortion or integrity compromise resulting from a cyber-attack, which may include those using adversarial artificial intelligence techniques, or other malfeasance by, but not limited to, nation states, employees, business partners or others;
•risks and challenges related to the use of software and services that include artificial intelligence-based functionality and other emerging technologies;
•the risk that our currently pending or future patent applications may not be granted on a timely basis or at all, or any patent-term extensions that we seek may not be granted on a timely basis, if at all; and
•risks to our products, patents and other intellectual property, such as: (i) claims of invalidity that could result in patent revocation; (ii) claims of patent infringement, including asserted and/or unasserted intellectual property claims; (iii) claims we may assert against intellectual property rights held by third parties; (iv) challenges faced by our collaboration or licensing partners to the validity of their patent rights; or (v) any pressure, or legal or regulatory action by, various stakeholders or governments that could potentially result in us not seeking intellectual property protection or agreeing not to enforce or being restricted from enforcing intellectual property rights related to our products, including Comirnaty and Paxlovid.
Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.